Exhibit 99.1

ROSETTA RESOURCES INC. ANNOUNCES 4TH QUARTER AND YE 2011 FINANCIAL CONFERENCE CALL

HOUSTON, Feburary 8, 2012 (GlobeNewswire via COMTEX News Network) -- Rosetta Resources Inc. ("Rosetta") (Nasdaq:ROSE) announced today that it will hold its Fourth Quarter and Year End 2011 Conference Call on Tuesday, February 28, 2012. The call will be hosted by Randy L. Limbacher, Rosetta's Chairman, Chief Executive Officer and President, and will cover the Company's 2011 fourth quarter and year-end financial and operating results as well as an updated outlook. The conference call will broadcast live over the internet.

What: Rosetta Resources Inc. 4th Quarter and YE 2011 Conference Call.

When: Tuesday, February 28, 2012 at 10:00 a.m. Central, 11:00 a.m. Eastern.

Where: http://www.rosettaresources.com.

How: Conference Call - Dial (877) 293-5486 or listen live over the Internet via our website at the address above.

If you are not able to participate in the conference call, an audio replay will be available from February 28, 2012, 2:00 p.m. Central through March 6, 2012, 11:59 p.m. Central, by dialing (855) 859-2056, or for international (404) 537-3406, and entering conference code 47753224. A replay of the conference call may also be found on the Company’s website, www.rosettaresources.com.

Rosetta Resources Inc. is an independent exploration and production company engaged in the acquisition and development of onshore energy resources in North America.  The Company’s activities are primarily located in South Texas, including its largest producing region in the Eagle Ford shale and the Southern Alberta Basin in northwest Montana.  The Company is a Delaware Corporation based in Houston, Texas.

For more information, visit www.rosettaresources.com.

[ROSE-F]

Forward-Looking Statements:

All statements, other than statements of historical fact, included in this press release are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Rosetta Resources Inc. and its subsidiaries (the “Company”) and its management. These forward-looking statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those herein described. Accordingly, Recipients are cautioned that these forward-looking statements are not guarantees of future performance. Please refer to Company’s risks, uncertainties and assumptions as it discloses from time to time in the Company’s reports and registration statements filed with the SEC, including the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2010 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, which can be found on the Company’s website at www.rosettaresources.com.  The Company undertakes no duty to update the information contained herein except as required by law.

Investor Contact:
John E. Hagale
Executive Vice President,
  Chief Financial Officer and Treasurer
Rosetta Resources Inc.
info@rosettaresources.com